PRESS RELEASE

EXHIBIT 99.1

ParthusCeva Appoints Chet Silvestri as Chief Executive Officer

Appointment strengthens ParthusCeva’s US headquarters presence

San Jose, CA.—06 June 2003—ParthusCeva, Inc. (Nasdaq: PCVA, LSE: PCV) the leading provider of licensable Digital Signal Processor (DSP) cores and platform-level IP to the semiconductor industry, today announced the appointment of Chet Silvestri as chief executive officer. Mr. Silvestri will assume his duties immediately and be based at ParthusCeva’s headquarters in San Jose, CA.

Eli Ayalon and Brian Long, Chairman and Vice-Chairman respectively of ParthusCeva commented: “We are pleased to announce the appointment of Chet Silvestri as CEO of ParthusCeva. Chet has tremendous experience in the semiconductor intellectual property industry, and a track record in driving business growth and shareholder value. The Board believes that the appointment of Chet to this US-based executive position will help drive a new stage of growth for ParthusCeva.”

Chet Silvestri, CEO of ParthusCeva commented: “I am delighted to be appointed CEO of ParthusCeva. I believe that the company is uniquely positioned as the leading supplier of open-standard DSP solutions to the semiconductor industry, a market I believe is poised to deliver strong and sustained growth. I look forward to the challenge and opportunity of driving this next stage of ParthusCeva’s business activity and growing shareholder value.”

Mr. Silvestri has over 25 years experience in the semiconductor industry, beginning as a design engineer and progressing through marketing, sales, R&D and executive management positions. Most recently, Mr. Silvestri held the position of CEO of Arcot Systems, the developer of the “Verified by Visa” credit card authentication software product. Previously Mr. Silvestri held the position of chief operating officer of Tripath Technology, Inc. and president of the Microelectronic Division of SUN Microsystems, Inc., with responsibility for R&D, Sales, Manufacturing and Marketing of SPARC microprocessors and chipsets. Prior to his position at Sun Microsystems, Mr. Silvestri was vice president and general manager of the Technology Licensing division of MIPS Computer Systems, Inc., where he helped create the MIPS microprocessor licensing program. Before joining MIPS in 1986 Mr. Silvestri held various marketing management positions at Intel Corporation, both in the US and in Europe. Mr. Silvestri holds BS and MS degrees in Electrical Engineering from Michigan State University and an MBA from the Harvard Graduate School of Business.

Contacts:

ParthusCeva, Inc.	FD International

Barry Nolan	James Melville-Ross/Ben Way (UK)

+353 1 4025700	+44 20 7831 3113

ParthusCeva, Inc.

Headquartered in San Jose, ParthusCeva (NASDAQ: PCVA) and (LSE: PCV) is the leading licensor or DSP and a leading provider of application-specific platform Intellectual Property (IP) to the semiconductor industry. ParthusCeva was created as a result of the combination of Parthus Technologies plc, a leading provider of application-specific platform IP, and Ceva, Inc., formerly the licensing division of DSP Group, the leading licensor of DSP cores. For more information, visit us at http://www.parthusceva.com.

Safe Harbor Statement—ParthusCeva

This document contains “forward-looking statements”, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those stated. Any statements that are not statements of historical fact (including, without limitation, statements to the effect that the company or its management “believes,” “expects,” “anticipates,” “plans” and similar expressions) should be considered forward-looking statements. Important factors that could cause actual results to differ from those indicated by such forward-looking statements include uncertainties relating to the ability of our new management to successfully integrate the operations of Parthus and Ceva, uncertainties relating to the continued acceptance of our DSP cores and semiconductor intellectual property offerings, continuing or worsening weakness in our markets and those of our customers, quarterly variations in our results, and other uncertainties that are discussed in our most recent quarterly report on Form 10-Q of ParthusCeva (formerly called Ceva, Inc.), on file with the U.S. Securities and Exchange Commission.